EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement of Patient Safety Technologies, Inc., f/k/a Franklin Capital Corporation, on Form S-8 of our report dated April 15, 2008, with respect to the consolidated financial statements of Patient Safety Technologies, Inc. as of December 31, 2007 and 2006 and each of the years then ended.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

San Diego, California
April 21, 2008